EXHIBIT 5.1
Melissa K. Rice, PA
Attorneys and Counselors at Law

July 11, 2006

Paul Lipschutz, President
WaterPure International, Inc.
1600 Lower State Road
Doylestown, Pennsylvania 18901

Re: WaterPure International, Inc. (the “Company”)

Dear Mr. Lipschutz:

This opinion is given in connection with the registration of 20,511,750 shares (the “Shares”) of common stock, $.0001 par value, included in a Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

We have acted as counsel to the Company for purposes of this opinion only in connection with the preparation of the Form SB-2 Registration Statement pursuant to which the Shares are to be registered and, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion, we have relied upon statements or certificates of officers or representatives of the Company with respect to any material fact not otherwise readily ascertainable through our due diligence.

The 20,511,750 Shares being registered on behalf of selling shareholders of the Company are now authorized but unissued shares.

Based on, and subject to the foregoing, we are of the opinion that 20,511,750 Shares being registered in this Registration Statement, will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof. Based upon our interpretation of Florida law and its Constitution, no representations stated or set forth in this opinion is in contravention of Florida law or its Constitution.

WaterPure International, Inc.
July 11, 2006
Page Two

This law firm hereby consents to the use of this opinion in connection with the Company's Registration Statement and the inclusion of this opinion as an Exhibit thereto.
Cordially,

By:	/s/ Melissa K. Rice
Melissa K. Rice
For the Firm

MKR/evb